HART & HART, LLC
                                ATTORNEYS AT LAW
                             1624 Washington Street
                                Denver, CO 80203
                                    ________         Email:  harttrinen@aol.com
                                                     Facsimile:  (303) 839-5414
                                 (303) 839-0061

                                September 3, 2021


Fortitude Gold Corporation
2866 Carriage Manor Point
Colorado Springs, Colorado  80906


     This letter will constitute an opinion upon the legality of the sale by Fortitude Gold Corporation, a Colorado corporation, of up to 5,000,000 shares of the Company's common stock, all as referred to in the Registration Statement on Form S-8 filed by the Company with the Securities and Exchange Commission.


     We have examined the Articles of Incorporation, the Bylaws and the minutes of the Board of Directors of the Company and the applicable laws of the State of Colorado, and a copy of the Registration Statement. In our opinion, the Company has duly authorized the issuance of the shares of stock mentioned above and such shares when sold, will be legally issued, fully paid, and non-assessable.

                                   Very truly yours,

                                   HART & HART


                                   By   /s/ William T. Hart
                                        ---------------------
                                        William T. Hart